Exhibit 10.14

AMERICAN VENTURES SPONSOR I LLC

3835 PGA Boulevard, Suite 103, Palm Beach Gardens, FL 33410

November 3, 2026

American Ventures Acquisition Corp. I
110 Front Street, Suite 300
Jupiter, FL 33477
Attention: Board of Directors

cc: Grassi & Co., CPAs, P.C.

Re: Commitment of Financial Support

Gentlemen:

This letter is delivered by American Ventures Sponsor I LLC, a Florida limited liability company (the “Sponsor”), to American Ventures Acquisition Corp. I, a Florida corporation (the “Company”), in connection with the preparation and issuance of the Company’s audited financial statements as of December 31, 2025 and for the period from December 29, 2025 (inception) through December 31, 2025, and unaudited financial statements as of and for the nine months ended September 30, 2026, included in the Company’s registration statement on Form S-1 (Registration No. 333-296656), as amended (the “Registration Statement”) (the “Financial Statements”). The Sponsor acknowledges that the Company, its management, its audit committee, and its independent registered public accounting firm will rely on this letter in evaluating, under Accounting Standards Codification Subtopic 205-40, whether there is substantial doubt about the Company’s ability to continue as a going concern, including in light of the Company’s working capital deficit and the obligations it would be required to settle if its proposed initial public offering (the “Proposed Public Offering”) is not completed.

1.	Commitment

1.1	The Sponsor hereby irrevocably and unconditionally commits to provide the Company with financial support, in the form of loans or capital contributions, in such amounts as are necessary to enable the Company to pay its obligations as they become due, including the obligations the Company would be required to settle if the Proposed Public Offering is not completed, up to an aggregate amount of $300,000 (the “Commitment”), during the period from the date of this letter through the earlier of (a) the consummation of the Company’s initial business combination (a “Business Combination”) and (b) December 31, 2027 (the “Commitment Period”). The Commitment does not include amounts owed under the Second Amended and Restated Promissory Note dated June 30, 2026, issued by the Company to the Sponsor, as amended (the “Sponsor Note”), and is made in addition to obligations owing under the Sponsor Note. The Sponsor agrees that it will not demand repayment of any amounts outstanding under the Sponsor Note prior to the earlier of the closing of the Proposed Public Offering and the expiration of the Commitment Period, and will extend the maturity of the Sponsor Note to the extent necessary to give effect to the foregoing.

1.2	The Sponsor will fund each request under the Commitment within five (5) business days after receipt of a written request from the Company’s Chief Financial Officer or Chief Executive Officer.

2.	Terms of Funding

2.1	Any amounts advanced as loans under the Commitment after the closing of the Proposed Public Offering will constitute working capital loans as described in the Registration Statement and the Company’s final prospectus (the “Prospectus”) and will be evidenced by one or more promissory notes. Each such note will be non-interest bearing and will be repayable only upon consummation of a Business Combination or from funds held outside the Trust Account (as defined below). Up to $2,500,000 of such loans may be convertible, at the Sponsor’s option, into private shares of the post-Business Combination entity at a price of $5.00 per share, which shares will be identical to the private shares. Any amounts advanced before the closing of the Proposed Public Offering will be made outside of and in addition to the Sponsor Note, and will be evidenced by a promissory note that is repayable upon the closing of the Proposed Public Offering, on terms no less favorable to the Company than the Sponsor Note.

2.2	If the Company does not consummate a Business Combination, any amounts advanced under the Commitment that cannot be repaid from funds held outside the Trust Account will be forgiven, and no proceeds held in the Trust Account will be used to repay such amounts.

3.	Trust Account Waiver

3.1	The Sponsor hereby waives any and all right, title, interest, or claim of any kind in or to any distribution of or from the trust account to be established with Continental Stock Transfer & Trust, as trustee, upon the closing of the Proposed Public Offering for the benefit of the Company’s public stockholders, as described in the Registration Statement (the “Trust Account”), with respect to any amounts advanced under this letter, and agrees not to seek recourse against the Trust Account for any reason whatsoever. Amounts advanced may be repaid from proceeds of the Trust Account released to the Company upon or after consummation of a Business Combination.

4.	Representations of the Sponsor

4.1	The Sponsor represents that (a) it has full power and authority to enter into and perform this letter, and this letter has been duly authorized by all necessary action of the Sponsor, including by its manager; (b) this letter constitutes a legal, valid, and binding obligation of the Sponsor, enforceable in accordance with its terms; and (c) the Sponsor has, and will maintain throughout the Commitment Period, sufficient liquid financial resources, including committed capital from its members, to perform the Commitment in full.

4.2	Upon request, the Sponsor will provide the Company and its independent registered public accounting firm with reasonable evidence of its ability to perform the Commitment, which may include financial statements, bank or brokerage statements, or member funding commitments.

5.	Irrevocability; Amendment

5.1	The Commitment is irrevocable during the Commitment Period and may not be terminated, reduced, or modified without the prior written consent of the Company, acting through its board of directors (or, following its formation, its audit committee).

5.2	The Commitment is not subject to any condition other than a funding request from the Company as described in Section 1.2.

6.	Miscellaneous

6.1	This letter is for the benefit of the Company, and neither party may assign it without the other party’s prior written consent. Nothing in this letter confers any rights on the Company’s creditors or other third parties.

6.2	This letter is governed by the laws of the State of Florida, without regard to its conflict of laws provisions.

6.3	This letter may be executed in counterparts and by electronic signature.

Very truly yours,

AMERICAN VENTURES SPONSOR I LLC

By:	/s/ Eric Newman
Name:	Eric Newman
Title:	Manager
Date:	November 3, 2026

ACKNOWLEDGED AND ACCEPTED:

AMERICAN VENTURES ACQUISITION CORP. I

By:	/s/ Christopher Devall
Name:	Christopher Devall
Title:	Chief Executive Officer
Date:	November 3, 2026